EXHIBIT 99.77Q1(e)

                         AMENDED ADVISORY FEE SCHEDULE

The Advisory Fee Schedule in paragraph 4 of the Advisory Agreement is amended as follows:

                              ADVISORY FEE SCHEDULE

                                                                                   MONTHLY
         FUND                                                                      FEE RATE
         ----                                                                      --------

ICON Materials Fund (formerly ICON Basic Materials Fund)                         1/12 of 1.00%
ICON Consumer Discretionary Fund (formerly ICON Consumer Cyclicals Fund)         1/12 of 1.00%
ICON Energy Fund                                                                 1/12 of 1.00%
ICON Financial Fund (formerly ICON Financial Services Fund)                      1/12 of 1.00%
ICON Healthcare Fund                                                             1/12 of 1.00%
ICON Leisure and Consumer Staples Fund (formerly ICON Leisure Fund)              1/12 of 1.00%
ICON Information Technology Fund (formerly ICON Technology Fund)                 1/12 of 1.00%
ICON Telecommunication & Utilities Fund                                          1/12 of 1.00%
ICON Industrials Fund (formerly ICON Transportation Fund)                        1/12 of 1.00%
ICON Asia Region Fund                                                            1/12 of 1.00%
ICON South Pacific Region Fund                                                   1/12 of 1.00%
ICON North Europe Region Fund                                                    1/12 of 1.00%
ICON South Europe Region Fund                                                    1/12 of 1.00%
ICON Western Hemisphere Fund                                                     1/12 of 1.00%
ICON Short-Term Fixed Income Fund                                                1/12 of 0.65%
ICON Core Equity Fund - I Shares    (formerly ICON Fund - I Shares)              1/12 of 0.75%
ICON Core Equity Fund - C Shares (formerly ICON Fund - C Shares)                 1/12 of 0.75%


/s/ Erik L. Jonson                    /s/ Erik L. Jonson
-------------------------------       --------------------------------
ICON Funds                            Meridian Investment Management Corporation